Exhibit (21)




                 Subsidiaries of the Registrant
                 ------------------------------


     The registrant directly or indirectly owns 100 percent of the outstanding voting securities of the following subsidiary companies.

        Name of Company                    Jurisdiction
        ---------------                   ------------
Ennis Business Forms of Kansas, Inc.        Kansas
Calibrated Forms Co., Inc                   Kansas
Connolly Tool and Machine Company           Delaware
Admore, Inc                                 Texas
PFC Products, Inc.(1)                       Delaware
Ennis Acquisitions, Inc.                    Nevada
Texas EBF, LP                               Texas
Ennis Sales, LP                             Texas
Ennis Management, LP                        Texas
Adams McClure, LP                           Texas
American Forms I, LP                        Texas
Northstar Computer Forms, Inc.              Minnesota
General Financial Supply, Inc. (2)          Iowa



 (1) A wholly-owned subsidiary of Admore, Inc.
 (2) A wholly-owned subsidiary of Northstar Computer Forms, Inc.

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